Lattice Incorporated 7150 N. Park Dr. Suite 500 Pennsauken, NJ 08109 Phone: (856) 910-1166 Fax: (856) 910-1811	Investor Relations Contact: Hawk Associates, Inc. Julie Marshall and Cale Smith Phone: (305) 451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com
News Release: FINAL
FOR IMMEDIATE RELEASE

Lattice Incorporated First Quarter Revenues Up 137% to $3.2M
Conference Call Scheduled for May 25 at 11 a.m.

PENNSAUKEN, N.J. - May 24, 2007 -- Lattice Incorporated (OTC Bulletin Board: LTTC), a provider of advanced technological solutions to key government agencies and enterprise customers, announced today the company’s financial results for the quarter ended March 31, 2007.

Revenues for the quarter were $3,176,000, an increase of 137% compared to $1,342,000 in the first quarter of 2006. The total increase in revenue for the quarter included the results of Ricciardi Technologies Inc. (RTI) acquired in the third quarter of 2006. Exclusive of RTI’s results, total revenues increased by $491,000 or 37% compared to the year ago period.

Revenues in the services segment increased 215% for the quarter to $2,887,000 from $918,000 in the prior year due to the contribution from RTI and new contracts with government agencies. Excluding RTI results, service revenues increased by 68% on a year over year basis. Revenues from technology products decreased for the quarter to $289,000 from $424,000 in 2006, reflecting variability in unit shipments during the quarter. Gross margin for the quarter improved slightly to 53.6% from 52.9% in the comparable period.

For the first quarter of 2007, the company reported a net loss of $93,497 or $0.00 per diluted share, compared to a net loss of $49,676 or $0.00 per diluted share a year earlier. Results for the first quarter of 2007 included non-cash amortization expense of $520,000 associated with intangibles valued as part of the SMEI and more recently RTI acquisitions. Excluding non-cash expenses (depreciation, amortization and share-based compensation), adjusted operating income in the first quarter of 2007 increased 207% to $532,000 compared to $173,000 a year ago. Although a non-GAAP performance measure, the company believes adjusted operating income is a meaningful measure of its operations.

Lattice CEO Paul Burgess said, “Our operating performance continued to improve in the first quarter. We are pleased with trends in our adjusted operating income and believe we can gain further efficiencies across our subsidiaries in the months ahead. We intend to keep a close eye on costs as we complete the integration of RTI and continue to emphasize cross-selling higher margin products and fixed-price service contracts across our subsidiaries.

“Our first quarter results highlight RTI’s top-line contribution to the company. Gross margins and revenues in the services segment increased significantly over the course of the year, due largely to existing RTI contracts. We are also pleased to be realizing healthy growth in our services segment independent of that business. Our legacy operations continue to benefit from a renewed focus and additional cross-selling opportunities. In spite of variability in unit sales in the product segment during the quarter, we saw favorable trends in product mix, as gross margins in the product segment increased to 69.2% from 63.6% a year ago.

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“I would also like to comment on a brief delay in our integration schedule that arose during the quarter. In RTI we acquired a solid business with attractive long-term prospects, a strong proprietary platform and significant existing contracts. We have since found weaknesses in the internal controls of the formerly private company that we are now in the process of addressing. We view these as non-material to our financial outlook and consider them emblematic of the challenges inherent in ensuring the successful integration of any acquired company. Though our integration schedule has been pushed back several weeks, we remain optimistic and energized about the prospects of our combined businesses.”

Lattice CFO Joe Noto stated, “Our strong organic growth is testament that we are moving forward towards our goal of producing significant long-term, sustainable operating cash flows. In addition, we expect to gain further efficiencies in our cost structure over the next few quarters as we continue the integration of RTI.”

A copy of the financial statements follows.

The company will host a conference call with CEO Paul Burgess and CFO Joseph Noto on Friday, May 25 at 11 a.m. Eastern Daylight Saving Time. The call will cover Lattice’s first quarter 2007 financial results. Paul Burgess will open the conference call, followed by a question-and-answer session.

To participate in this call, dial (888) 200-8152 any time after 10:50 a.m. EDT on May 25. International callers should dial (973) 935-8764.

A live webcast of the call will be available at http://viavid.net/dce.aspx?sid=00004039. A podcast will also be available approximately 15 minutes after the live event ends at http://viavid.net/mp3/00004039.mp3. Each will be archived for approximately 90 days.

About Lattice Incorporated
Lattice Incorporated is a provider of advanced information and communications technology to the government and commercial markets. The company’s technology services division designs, deploys and manages advanced technological solutions at key government agencies and mid- to large-sized enterprises. Lattice’s technology products division consists of several core proprietary platforms used to develop customized software applications with military grade security in multiple vertical markets. For more information, visit http://www.latticeincorporated.com.

An investment profile about Lattice Incorporated may be found at http://www.hawkassociates.com/lttcprofile.aspx.
For investor relations information regarding Lattice Incorporated, contact Julie Marshall or Cale Smith, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit including copies of press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for this company, sign up at http://www.hawkassociates.com/email.aspx.

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Forward-Looking Statements: Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about Lattice Incorporated’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those risks discussed from time to time in the company’s filings with the Securities and Exchange Commission, including the Risk Factors in the Form 10-KSB for the year ended December 31, 2006 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Form 10-KSB for the year ended December 31, 2006 and the Form 10-QSB for the quarter ended March 31, 2007. In addition, general industry and market conditions and growth rates, and general economic conditions and competitive conditions, particularly those relating to the our working capital and the market for our products and services and our dependence on government and government-related business, regulatory matters and other factors could affect such statements. Any forward-looking statement speaks only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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LATTICE INCORPORATED (formerly Science Dynamics Corp.) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$240,739	$392,275
Accounts receivable - trade	3,087,553	2,412,164
Inventories	65,674	64,442
Other current assets	129,741	698,514
Total current assets	3,523,707	3,567,395

Property and equipment, net	33,061	37,187
Goodwill	2,547,866	2,547,866
Other intangibles, net	6,823,807	7,344,235
Other assets	96,701	122,935

Total assets	$13,025,142	$13,619,618

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Customer deposits	$15,000	$15,000
Deferred revenue	33,874	62,495
Accounts payable	983,671	892,773
Accrued expenses	940,013	1,736,754
Current maturities notes payable	1,607,178	1,998,189
Derivative liability	13,047,396	19,873,782
Total current liabilities	16,627,132	24,578,993

Non-Current Deferred Tax Liabilities	406,162	406,162
Minority Interest	182,604	135,561

Shareholders' equity - (Deficit)
Preferred stock - .01 par value
10,000,000 shares authorized
8,826,087 and 1,000,000 issued	88,261	10,000
Common stock - .01 par value,
200,000,000 shares authorized,
16,642,428 and 16,642,428 issued
16,629,848 and 16,629,848 outstanding
in 2007 and 2006 respectively.	166,425	166,425

Additional paid-in capital	3,205,731	25,571,152

(Deficit)	(36,953,340)	(36,850,842)
	(3,792,923)	(11,103,265)
Common stock held in treasury, at cost	(397,833)	(397,833)

Total Shareholders' Equity (Deficit)	(4,190,756)	(11,501,098)

Total Liabilities and Shareholders' Equity	$13,025,142	$13,619,618

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LATTICE INCORPORATED (formerly Science Dynamics Corp.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2007	2006

Sales - Technology Products	$289,402	$423,890
Sales - Technology Services	2,887,079	917,917
Total Sales	3,176,481	1,341,807

Cost of Sales - Technology Products	89,192	154,120
Cost of Sales - Technology Services	1,383,262	478,248
Total Cost of Sales	1,472,454	632,368

Total Gross Profit	1,704,027	709,439

Operating costs and expenses:

Research and development	109,041	109,134
Selling, general and administrative	1,649,152	504,606
	1,758,193	613,740

Operating income (loss) before other income (expenses)	(54,166)	95,699

Other income (expense):
Derivative	(1,684,074)	--
Extinguishment gain	2,073,589	--
Interest expense	(385,803)	(129,890)
Finance expense	(5,000)	(8,043)

Total other income (expenses)	7,712	(137,933)

Net Income (Loss) before Minority Interest	(46,454)	(42,234)
Minority Interest	47,043	(7,442)

Net Loss	$(93,497)	$(49,676)

Basic and diluted earnings per common share	$(0.00)	$(0.00)

Weighted average shares outstanding basic and diluted	16,629,848	8,984,150

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LATTICE INCORPORATED (formerly Science Dynamics Corp.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31
	2007	2006
Cash flows from operating activities:
Net (loss)	$(102,497)	$(49,676)

Adjustments to reconcile net (loss) to net cash
provided by (used for) operating activities:
Depreciation	4,125	20,940
Amortization intangible assets	520,428	56,690
Financing expense non-cash	5,000	8,043
Derivative expense	1,684,074	-
Non cash interest derivative	113,207	36,180
Amortization of debt discount	205,809	-
Extinguishment gain	57,245	-
Minority interest	47,043	7,442
Stock-based compensation	61,440	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(675,389)	(320,390)
Inventories	(1,232)	4,106
Other current assets	8,090	(37,049)
Other assets	26,235	(2,100)
Increase (decrease) in:
Accounts Payable and
accrued expenses	180,911	154,883
Customer Deposits	-	16,111
Deferred Revenue	(28,621)	-

Total adjustments	77,531	(55,144)

Net cash provided by (used for)
operating activities	(24,966)	(104,820)

Cash flows from financing activities:
Payments of short term note payable	(45,000)	-
Net borrowing (payment) on Revolving AR credit facility	(81,570)	166,591

Net cash (used in) provided by financing activities	(126,570)	166,591

Net increase (decrease) in
cash and cash equivalents	(151,536)	61,771
Cash and cash equivalents -
beginning of period	392,275	53,997

Cash and cash equivalents -
end of period	$240,739	$115,768

Supplemental information:
Interest paid	$40,315	$54,527
Taxes paid	$-	$-

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LATTICE INCORPORATED (formerly Science Dynamics Corp.) AND SUBSIDIARIES
CONDENSED SEGMENT DATA
(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
Revenue
Technology Products	$289,402	423,890
Technology Services	2,887,079	917,917
Total Consolidated Revenue	$3,176,481	$1,341,807

Gross Profit
Technology Products	200,210	269,770
Technology Services	1,503,817	439,669
Total Gross Profit	$1,704,027	$709,439

LATTICE INCORPORATED (formerly Science Dynamics Corp.) AND SUBSIDIARIES
ADJUSTED OPERATING INCOME
RECONCILIATION TO REPORTED OPERATING INCOME
(unaudited)

	For the three months ended March 31,
	2007	2006
Reported Operating Income (Loss)	$(54,166)	$95,699

Add-back:
Non-cash Depreciation & Amortization Expenses	$524,553	$77,630
Share-based Compensation	$61,440	$-

Adjusted Operating Income	$531,827	$173,329

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